UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2009
UCBH Holdings, Inc.
     (Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
          (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Appointment of Certain Officers
          Effective January 8, 2009, UCBH Holdings, Inc. and United Commercial Bank (collectively the “Company”) appointed Ms. Doreen Woo Ho, age 61, as President of Community Banking of the Company.
          The press release issued on January 12, 2009 by the Company announcing the appointment of Ms. Ho as President of Community Banking is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Employment Agreement
          Effective January 8, 2009, the Company entered into an employment agreement (the “Agreement”) with Ms. Doreen Woo Ho, who was appointed President of Community Banking of the Company (the “Executive”), which is attached as Exhibit 10.1 and incorporated herein by reference in its entirety.
          The Agreement provides for a three-year term commencing on the date of execution. On each anniversary date, the Board of Directors may extend the Agreement for an additional year. The Executive’s initial base salary and other compensation amounts are reflected in the Agreement.
          Additionally, the Agreement provides that in the event of the Executive’s voluntary or involuntary termination following a change in control of the Company, unless termination is for cause, the Executive or, in the event of death, the Executive’s beneficiary, will be entitled to receive a severance payment equal to three times the Executive’s highest annual compensation for the three years preceding the Change in Control. The definition of “annual compensation” includes base salary plus bonus. The Company would also continue, and pay for, the Executive’s life, medical and disability insurance coverage for thirty-six (36) months from the date of termination or resignation. Also, the change in control provisions provides that if it should be determined that any payment or distribution pursuant to the Agreement would be subject to an Excise Tax, as defined in the Agreement and the Executive may be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes, including any income taxes and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Termination Benefits. However, the Gross-Up Payment will not be paid if it is not permitted under the Emergency Economic Stabilization Act of 2008.

Indemnification Agreements
          On January 8, 2009, UCBH Holdings, Inc. (“UCBH”) and United Commercial Bank (“UCB”) each entered into their respective standard Indemnification Agreement with Ms. Doreen Woo Ho. The form of the Indemnification Agreement for UCBH and the form of the Indemnification Agreement for UCB are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in its entirety. In general, the respective Indemnification Agreements require UCBH and UCB to indemnify and hold harmless the Executive to the fullest extent authorized by, in the case of UCBH, Delaware corporate law or, in the case of UCB, California law, and to provide indemnification against third-party proceedings, subject to certain exceptions.
          The foregoing description of the agreements is qualified in its entirety by reference to the full text of each of the respective agreements.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(c)      Exhibits
          The following exhibits are included with this Report:

Exhibit Number	Description

10.1	Employment Agreement Between UCBH Holdings, Inc., United Commercial Bank and Ms. Doreen Woo Ho
10.2	Form of Indemnification Agreement of UCBH Holdings, Inc.
10.3	Form of Indemnification Agreement of United Commercial Bank
99.1	Press release of January 12, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.

Date: January 14, 2009	By:	/s/ Dennis A. Lee
Dennis A. Lee
Senior Vice President and Corporate Counsel